CUSTODY AGREEMENT


         AGREEMENT dated as of , 1993 between U.S. LARGE STOCK FUND (the "Trust"), a Delaware business trust, having its principal office and place of business at 1190 Saratoga Avenue, Suite 200, San Jose, California 95129, and BOSTON SAFE DEPOSIT AND TRUST COMPANY (the "CUSTODIAN"), a Massachusetts trust company with its principal place of business at One Boston Place, Boston, Massachusetts 02108.

                              W I T N E S S E T H:
                              --------------------

         That for and in consideration of the mutual promises hereinafter set forth, the Trust and the Custodian agree as follows:

1.       DEFINITIONS.
         ------------

                  Whenever used in this Agreement or in any Schedules to this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

         (a) "Authorized Person" shall be deemed to include the President, and any Vice President, the Secretary, the Treasurer, or any other person, whether or not any such person is an officer or employee of the Trust, duly authorized by the Board of Trustees of the Trust to give Oral Instructions and Written Instructions on behalf of the Trust and listed in the certification annexed hereto as Appendix A or such other certification as may be received by the Custodian from time to time.

         (b) "Book-Entry System" shall mean the Federal Reserve/Treasury book-entry system for United States and federal agency Securities, its successor or successors and its nominee or nominees.

         (c) "Certificate" shall mean any notice, instruction or other instrument in writing, authorized or required by this Agreement to be given to the Custodian, which is actually received by the Custodian and signed on behalf of the Trust by such Authorized Person as the Trust shall designate.

         (d) "Declaration of Trust" shall mean the Declaration of Trust of the Trust dated ______________, 199_ as the same may be amended from time to time.

         (e) "Depository" shall mean The Depository Trust Company ("DTC"), a clearing agency registered with the Securities and Exchange Commission under Section 17(A) of the Securities Exchange Act of 1934, as amended, its successor or successors and its nominee or nominees, in which the Custodian is hereby specifically authorized to make deposits. The term "Depository" shall further mean and include any other person to be named in a Certificate authorized to act as a depository under the 1940 Act, its successor or successors and its nominees.

         (f) "Money Market Security" shall be deemed to include, without limitation, debt obligations issued or guaranteed as to interest and principal by the Government of the United States or agencies or instrumentalities thereof, commercial paper, bank certificates of deposit, bankers acceptances and short-term corporate obligations, where the purchase or sale of such securities normally requires settlement in federal funds on the same day as such purchase or sale, and repurchase and reverse repurchase agreements with respect to any of the foregoing types of securities.

         (g) "Oral Instructions" shall mean verbal instructions actually received by the Custodian from a person reasonably believed by the Custodian to be an Authorized Person.

         (h) "Prospectus" shall mean the Trust's current prospectus and statement of additional information relating to the registration of the Trust's Shares under the Securities Act of 1933, as amended.

         (i) "Shares" refers to the shares of beneficial interest of the Trust.

         (j) "Security" or "Securities" shall be deemed to include bonds, debentures, notes, stocks, shares, evidences of indebtedness, and other securities and investments from time to time owned by the Trust.

         (k) "Transfer Agent" shall mean the person which performs the transfer agent, dividend disbursing agent and shareholder servicing agent functions for the Trust.

         (l) "Written Instructions" shall mean a written communication actually received by the Custodian from a person reasonably believed by the Custodian to be an Authorized Person by any system whereby the receiver of such communication is able to verify through codes or otherwise with a reasonable degree of certainty the authenticity of the sender of such communication.

         (m) The "1940 Act" refers to the Investment Company Act of 1940, and the Rules and Regulations thereunder, all as amended from time to time.

2.       APPOINTMENT OF CUSTODIAN.
         -------------------------

         (a) The Trust hereby constitutes and appoints the Custodian as custodian of all the Securities and moneys at the time owned by or in the possession of the Trust during the period of this Agreement.

         (b) The Custodian hereby accepts appointment as such custodian for the Trust and agrees to perform the duties thereof as hereinafter set forth.

3.       COMPENSATION.
         -------------

         (a) The Trust will compensate the Custodian for its services rendered under this Agreement in accordance with the fees set forth in the Fee Schedule annexed hereto as Schedule A and incorporated herein. Such Fee Schedule does not include out-of-pocket disbursements of the Custodian for which the Custodian shall be entitled to bill separately. Out-of-pocket disbursements shall include, but shall not be limited to, the items specified in the Schedule of Out-of-Pocket charges annexed hereto as Schedule B and incorporated herein, which schedule may be modified by the Custodian upon not less than thirty days prior written notice to the Trust.

         (b) Any compensation agreed to hereunder may be adjusted from time to time by attaching to Schedule A of this Agreement a revised Fee Schedule, dated and signed by an Authorized Person of the Trust and a duly authorized officer of the Custodian.

         (c) The Custodian will bill the Trust as soon as practicable after the end of each calendar month, and said billings will be detailed in accordance with the Fee Schedule. The Trust will promptly pay to the Custodian the amount of such billing.

4.       CUSTODY OF CASH AND SECURITIES.
         -------------------------------

         (a) RECEIPT AND HOLDING OF ASSETS. The Trust will deliver or cause to be delivered to the Custodian all Securities and moneys owned by it at any time during the period of this Agreement. The Custodian will not be responsible for such Securities and moneys until actually received by it. The Trust shall instruct the Custodian from time to time in its sole discretion, by means of Written Instructions, or, in connection with the purchase and sale of Money Market Securities, by means of Oral Instructions or Written Instructions, as to the manner in which and in what amount Securities and moneys of the Trust are to be deposited on behalf of the Trust in the Book-Entry System or the Depository and specifically allocated on the books of the Custodian to the Trust; provided however, that prior to the deposit of Securities of the Trust in the Book-Entry System or the Depository, including a deposit in connection with the settlement of a purchase or sale, the Custodian shall have received a Certificate specifically approving such deposits by the Custodian in the Book-Entry System or the Depository.

         (b) ACCOUNTS AND DISBURSEMENTS. The Custodian shall establish and maintain a separate account for the Trust and shall credit to the separate account of the Trust all moneys received by it for the account of the Trust and shall disburse the same only:

                  1. In payment for Securities purchased for the Trust, as provided in Section 5 hereof;

                  2. In payment of dividends or distributions with respect to the Shares of the Trust, as provided in Section 7 hereof;

                  3. In payment of original issue or other taxes with respect to the Shares of the Trust, as provided in
                           Section 8 hereof;

                  4. In payment for Shares which have been redeemed by the Trust, as provided in Section 8 hereof;

                  5. Pursuant to Written Instructions, or with respect to Money Market Securities, Oral Instructions or Written Instructions, setting forth the name and address of the person to whom the payment is to be made, the amount to be paid and the purpose for which payment is to be made; or

                  6. In payment of fees and in reimbursement of the expenses and liabilities of the Custodian attributable to the Trust, as provided in Section 11(h) hereof.

         (c) CONFIRMATION AND STATEMENTS. Promptly after the close of business on each day, the Custodian shall furnish the Trust with confirmations and a summary of all transfers to or from the account of the Trust during said day. Where securities purchased by the Trust are in a fungible bulk of securities registered in the name of the Custodian (or its nominee) or shown on the Custodian's account on the books of the Depository or the Book-Entry System, the Custodian shall by book entry or otherwise identify the quantity of those securities belonging to the Trust. At least monthly, the Custodian shall furnish the Trust with a detailed statement of the Securities and moneys held for the Trust under this Agreement.

         (d) REGISTRATION OF SECURITIES AND PHYSICAL SEPARATION. All Securities held for the Trust which are issued or issuable only in bearer form, except such Securities as are held in the Book-Entry System, shall be held by the Custodian in that form; all other Securities held for the Trust may be registered in the name of the Trust, in the name of any duly appointed registered nominee of the Custodian as the Custodian may from time to time determine, or in the name of the Book-Entry System or the Depository or their successor or successors, or their nominee or nominees. The Trust reserves the right to instruct the Custodian as to the method of registration and safekeeping of the Securities of the Trust. The Trust agrees to furnish to the Custodian appropriate instruments to enable the Custodian to hold or deliver in proper form for transfer, or to register in the name of its registered nominee or in the name of the Book-Entry System or the Depository, any Securities which it may hold for the account of the Trust and which may from time to time be registered in the name of the Trust. The Custodian shall hold all such Securities which are not held in the Book-Entry System or the Depository in a separate account for the Trust in the name of the Trust physically segregated at all times from those of any other person or persons.

         (e) COLLECTION OF INCOME AND OTHER MATTERS AFFECTING SECURITIES. Unless otherwise instructed to the contrary by a Certificate, the Custodian by itself, or through the use of the Book-Entry System or the Depository with respect to Securities therein deposited, shall with respect to all Securities held for the Trust in accordance with this Agreement:

                  1.       Collect all income due or payable;

                  2. Present for payment and collect the amount payable upon all Securities which may mature or be called, redeemed or retired, or otherwise become payable. Notwithstanding the foregoing, the Custodian shall have no responsibility to the Trust for monitoring or ascertaining any call, redemption or retirement dates with respect to put bonds which are owned by the Trust and held by the Custodian or its nominees. Nor shall the Custodian have any responsibility or liability to the Trust for any loss by the Trust for any missed payments or other defaults resulting therefrom unless the Custodian received timely notification from the Trust specifying the time, place and manner for the presentment of any such put bond owned by the Trust and held by the Custodian or its nominee. The Custodian shall not be responsible and assumes no liability to the Trust for the accuracy or completeness of any notification the Custodian may furnish to the Trust with respect to put bonds;

                  3. Surrender Securities in temporary form for definitive Securities;

                  4. Execute any necessary declarations or certificates of ownership under the Federal income tax laws or the laws or regulations of any other taxing authority now or hereafter in effect; and

                  5. Hold directly, or through the Book-Entry System or the Depository with respect to Securities therein deposited, for the account of the Trust all rights and similar Securities issued with respect to any Securities held by the Custodian hereunder for the Trust.

         (f) DELIVERY OF SECURITIES AND EVIDENCE OF AUTHORITY. Upon receipt of Written Instructions and not otherwise, except for subparagraphs 5, 6, 7, and 8 which may be effected by Oral Instructions and confirmed by Written Instructions or Written Instructions, the Custodian, directly or through the use of the Book-Entry System or the Depository, shall:

                  1. Execute and deliver or cause to be executed and delivered to such persons as may be designated in such Written Instruction proxies, consents, authorizations, and any other instruments whereby the authority of the Trust as owner of any Securities may be exercised;

                  2. Deliver or cause to be delivered any Securities held for the Trust in exchange for other Securities or cash issued or paid in connection with the liquidation, reorganization, refinancing, merger, consolidation or recapitalization of any corporation, or the exercise of any conversion privilege;

                  3. Deliver or cause to be delivered any Securities held for the Trust to any protective committee, reorganization committee or other person in connection with the reorganization, refinancing, merger, consolidation or recapitalization or sale of assets of any corporation, and receive and hold under the terms of this Agreement in the separate account for the Trust such certificates of deposit, interim receipts or other instruments or documents as may be issued to it to evidence such delivery;

                  4. Make or cause to be made such transfers or exchanges of the assets specifically allocated to the separate account of the Trust and take such other steps as shall be stated in said Written Instruction to be for the purpose of effectuating any duly authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Trust;

                  5. Deliver Securities owned by the Trust upon sale of such Securities for the account of the Trust pursuant to Section 5;

                  6. Deliver Securities owned by the Trust upon the receipt of payment in connection with any repurchase agreement related to such Securities entered into by the Trust;

                  7. Deliver Securities owned by the Trust to the issuer thereof or its agent when such Securities are called, redeemed, retired or otherwise become payable; provided, however, that in any such case the cash or other consideration is to be delivered to the Custodian. Notwithstanding the foregoing, the Custodian shall have no responsibility to the Trust for monitoring or ascertaining any call, redemption or retirement dates with respect to the put bonds which are owned by the Trust and held by the Custodian or its nominee. Nor shall the Custodian have any responsibility or liability to the Trust for any loss by the Trust for any missed payment or other default resulting therefrom; unless the Custodian received timely notification from the Trust specifying the time, place and manner for the presentment of any such put bond owned by the Trust and held by the Custodian or its nominee. The Custodian shall not be responsible and assumes no liability to the Trust for the accuracy or completeness of any notification the Custodian may furnish to the Trust with respect to put bonds;

                  8. Deliver Securities owned by the Trust for delivery in connection with any loans of securities made by the Trust but only against receipt of adequate collateral as agreed upon from time to time by the Custodian and the Trust which may be in the form of cash or obligations issued by the United States government, its agencies or instrumentalities;

                  9. Deliver Securities owned by the Trust for delivery as security in connection with any borrowings by the Trust requiring a pledge of Trust assets, but only against receipt of amounts borrowed;

                  10. Deliver Securities owned by the Trust upon receipt of instructions from the Trust for delivery to the Transfer Agent or to the holders of Shares in connection with distributions in kind, as may be described from time to time in the Trust's Prospectus, in satisfaction of requests by holders of Shares for repurchase or redemption; and

                  11. Deliver Securities owned by the Trust for any other proper business purpose, but only upon receipt of, in addition to Written Instructions, a certified copy of a resolution of the Board of Trustees signed by an Authorized Person and Certified by the Secretary of the Trust, specifying the Securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper business purpose, and naming the person or persons to whom delivery of such Securities shall be made.

         (g) ENDORSEMENT AND COLLECTION OF CHECKS, ETC. The Custodian is hereby authorized to endorse and collect all checks, drafts or other orders for the payment of money received by the Custodian for the account of the Trust.

5.       PURCHASE AND SALE OF INVESTMENTS OF THE TRUST.
         ----------------------------------------------

         (a) Promptly after each purchase of Securities for the Trust, the Trust shall deliver to the Custodian (i) with respect to each purchase of Securities which are not Money Market Securities, Written Instruction, and (ii) with respect to each purchase of Money Market Securities, either a Written or Oral Instruction, in either case specifying with respect to each purchase: (1) the name of the issuer and the title of the Securities; (2) the number of shares or the principal amount purchased and accrued interest, if any; (3) the date of purchase and settlement; (4) the purchase price per unit; (5) the total amount payable upon such purchase; (6) the name of the person from whom or the broker through whom the purchase was made, if any; (7) whether or not such purchase is to be settled through the Book-Entry System or the Depository; and (8) whether the Securities purchased are to be deposited in the Book Entry System or the Depository. The Custodian shall receive all Securities purchased by or for the Trust and upon receipt of such Securities shall pay out of the moneys held for the account of the Trust amount payable upon such purchase, provided that the same conforms to the total amount payable as set forth in such Written or Oral Instruction.

         (b) Promptly after each sale of Securities of the Trust, the Trust shall deliver to the Custodian (i) with respect to each sale of Securities which are not Money Market Securities, Written Instruction, and (ii) with respect to each sale of Money Market Securities, either Written or Oral Instruction, in either case specifying with respect to such sale: (1) the name of the issuer and the title of the Securities;
         (2) the number of shares or principal amount sold, and accrued interest, if any; (3) the date of sale; (4) the sale price per unit;
         (5) the total amount payable to the Trust upon such sale; (6) the name of the broker through whom or the person to whom the sale was made; and
         (7) whether or not such sale is to be settled through the Book-Entry System or the Depository. The Custodian shall deliver or cause to be delivered the Securities to the broker or other person designated by the Trust upon receipt of the total amount payable to the Trust upon such sale, provided that the same conforms to the total amount payable to the Trust as set forth in such Written or Oral Instruction. Subject to the foregoing, the Custodian may accept payment in such form as shall be satisfactory to it, and may deliver Securities and arrange for payment in accordance with the customs prevailing among dealers in Securities.

6        LENDING OF SECURITIES.
         ----------------------

         If the Trust is permitted by the terms of the Declaration of Trust and as disclosed in its Prospectus to lend Securities, within 24 hours after each loan of Securities, the Trust shall deliver to the Custodian Written Instruction specifying with respect to each such loan: (1) the name of the issuer and the title of the Securities; (2) the number of shares or the principal amount loaned; (3) the date of loan and delivery; (4) the total amount to be delivered to the Custodian, and specifically allocated to the Trust against the loan of the Securities, including the amount of cash collateral and the premium, if any, separately identified; (5) the name of the broker, dealer or financial institution to which the loan was made; and (6) whether the Securities loaned are to be delivered through the Book-Entry System or the Depository.

                  Promptly after each termination of a loan of Securities, the Trust shall deliver to the Custodian Written Instruction specifying with respect to each such loan termination and return of Securities:
         (1) the name of the issuer and the title of the Securities to be returned; (2) the number of shares or the principal amount to be returned; (3) the date of termination; (4) the total amount to be delivered by the Custodian (including the cash collateral for such Securities minus any offsetting credits as described in said Written Instructions); (5) the name of the broker, dealer or financial institution from which the Securities will be returned; and (6) whether such return is to be effected through the Book-Entry System or the Depository. The Custodian shall receive all Securities returned from the broker, dealer or financial institution to which such Securities were loaned and upon receipt thereof shall pay, out of the moneys specifically allocated to the Trust, the total amount payable upon such return of Securities as set forth in such Written Instruction. Securities returned to the Custodian shall be held as they were prior to such loan.

7.       PAYMENT OF DIVIDENDS OR DISTRIBUTIONS.
         --------------------------------------

         (a) The Trust shall furnish to the Custodian the resolution of the Board of Trustees of the Trust certified by the Secretary (i) authorizing the declaration of dividends with respect to the Trust on a specified periodic basis and authorizing the Custodian to rely on Oral or Written Instructions specifying the date of the declaration of such dividend or distribution, the date of payment thereof, the record date as of which shareholders entitled to payment shall be determined, the amount payable per share to the shareholders of record as of the record date and the total amount payable to the Transfer

         Agent on the payment date, or (ii) setting forth the date of declaration of any dividend or distribution by the Trust, the date of payment thereof, the record date as of which shareholders entitled to payment shall be determined, the amount payable per share to the shareholders of record as of the record date and the total amount payable to the Transfer Agent on the payment date.

         (b) Upon the payment date specified in such resolution, Oral Instructions, or Written Instructions, as the case may be, the Custodian shall pay out the moneys held for the account of the Trust the total amount payable to the Transfer Agent of the Trust.

8.       SALE AND REDEMPTION OF SHARES OF THE TRUST.
         -------------------------------------------

         (a) Whenever the Trust shall sell any Shares, the Trust shall deliver or cause to be delivered to the Custodian Written Instruction duly specifying:

                  1.       The number of Shares sold, trade date, and price; and

                  2. The amount of money to be received by the Custodian for the sale of such Shares.

         (b) Upon receipt of such money from the Transfer Agent, the Custodian shall credit such money to the account of the Trust.

         (c) Upon issuance of any Shares in accordance with the foregoing provisions of this Section 8, the Custodian shall pay, out of the moneys specifically allocated and held for the account of the Trust, all original issue or other taxes required to be paid in connection with such issuance upon the receipt of a Certificate specifying the amount to be paid.

         (d) Except as provided hereafter, whenever any Shares of the Trust are redeemed, the Trust shall cause the Transfer Agent to promptly furnish to the Custodian Written Instruction, specifying:

                  1.       The number of Shares redeemed; and

                  2.       The amount to be paid for the Shares redeemed.

         (e) Upon receipt from the Transfer Agent of advice setting forth the number of Shares received by the Transfer Agent for redemption and that such Shares are valid and in good form for redemption, the Custodian shall make payment to the Transfer Agent out of the moneys specifically allocated to and held for the account of the Trust of the total amount specified in the Written Instruction issued pursuant to paragraph (d) of this Section 8.

         (f) Notwithstanding the above provisions regarding the redemption of Shares, whenever such Shares are redeemed pursuant to any check redemption privilege which may from time to time be offered by the Trust, the Custodian, unless otherwise instructed by a Written Instruction shall, upon receipt of advice from the Trust or its agent stating that the redemption is in good form for redemption in accordance with the check redemption procedure, honor the check presented as part of such check redemption privilege out of the moneys specifically allocated to the Trust in such advice for such purpose.

9.       INDEBTEDNESS.
         -------------

         (a) The Trust will cause to be delivered to the Custodian by any bank (excluding the Custodian) from which the Trust borrows money for temporary administrative or emergency purposes using Securities as collateral for such borrowings, a notice or undertaking in the form currently employed by any such bank setting forth the amount which such bank will loan to the Trust against delivery of a stated amount of collateral. The Trust shall promptly deliver to the Custodian Written Instruction stating with respect to each such borrowing: (1) the name of the bank; (2) the amount and terms of the borrowing, which may be set forth by incorporating by reference an attached promissory note, duly endorsed by the Trust, or other loan agreement; (3) the time and date, if known, on which the loan is to be entered into (the "borrowing date"); (4) the date on which the loan becomes due and payable; (5) the total amount payable to the Trust on the borrowing date; (6) the market value of Securities to be delivered as collateral for such loan, including the name of the issuer, the title and the number of shares or the principal amount of any particular Securities; (7) whether the Custodian is to deliver such collateral through the Book-Entry System or the Depository; and (8) a statement that such loan is in conformance with the 1940 Act and the Trust's Prospectus.

         (b) Upon receipt of the Written Instruction referred to in subparagraph
         (a) above, the Custodian shall deliver on the borrowing date the specified collateral and the executed promissory note, if any, against delivery by the lending bank of the total amount of the loan payable, provided that the same conforms to the total amount payable as set forth in the Written or Oral Instructions. The Custodian may, at the option of the lending bank, keep such collateral in its possession, but such collateral shall be subject to all rights therein given the lending bank by virtue of any promissory note or loan agreement. The Custodian shall deliver as additional collateral in the manner directed by the Trust from time to time such Securities as may be specified in Written or Oral Instructions to collateralize further any transaction described in this Section 9. The Trust shall cause all Securities released from collateral status to be returned directly to the Custodian, and the Custodian shall receive from time to time such return of collateral as may be tendered to it. In the event that the Trust fails to specify in

         Written Instruction all of the information required by this Section 9, the Custodian shall not be under any obligation to deliver any Securities. Collateral returned to the Custodian shall be held hereunder as it was prior to being used as collateral.

10.      PERSONS HAVING ACCESS TO ASSETS OF THE TRUST.
         ---------------------------------------------

         (a) No Trustee, officer, employee or agent of the Trust, and no officer, director, employee or agent of the investment adviser, shall have physical access to the assets of the Trust held by the Custodian or be authorized or permitted to withdraw any investments of the Trust, nor shall the Custodian deliver any assets of the Trust to any such person. No officer, director, employee or agent of the Custodian who holds any similar position with the Trust or the investment adviser shall have access to the assets of the Trust.

         (b) The individual employees of the Custodian duly authorized by the Board of Directors of the Custodian to have access to the assets of the Trust are listed in the certification annexed hereto as Appendix C. The Custodian shall advise the Trust of any change in the individuals authorized to have access to the assets of the Trust by written notice to the Trust accompanied by a certified copy of the authorizing resolution of the Custodian's Board of Directors approving such change.

         (c) Nothing in this Section 10 shall prohibit any officer, employee or agent of the Trust, or any officer, director, employee or agent of the investment adviser, from giving Oral Instructions or Written Instructions to the Custodian or executing a Certificate so long as it does not result in delivery of or access to assets of the Trust prohibited by paragraph (a) of this Section 10.

11.      CONCERNING THE CUSTODIAN.
         -------------------------

         (a) STANDARD OF CONDUCT. Except as otherwise provided herein, neither the Custodian nor its nominee shall be liable for any loss or damage, including counsel fees, resulting from its actions or omission to act or otherwise, except for any such loss or damage arising out of its own negligence or willful misconduct. The Custodian may, with respect to questions of law, apply for and obtain the advice and opinion of counsel to the Trust or of its own counsel, at the expense of the Trust, and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such advice or opinion. The Custodian shall be liable to the Trust for any loss or damage resulting from the use of the Book-Entry System or the Depository arising by reason of any negligence, misfeasance or misconduct on the part of the Custodian or any of its employees or agents.

         (b) LIMIT OF DUTIES. Without limiting the generality of the foregoing, the Custodian shall be under no duty or obligation to inquire into, and shall not be liable for:

                  1. The validity of the issue of any Securities purchased by the Trust, the legality of the purchase thereof, or the propriety of the amount paid therefor;

                  2. The legality of the sale of any Securities by the Trust, or the propriety of the amount for which the same are sold;

                  3. The legality of the issue or sale of any Shares, or the sufficiency of the amount to be received therefor;

                  4. The legality of the redemption of any Shares, or the propriety of the amount to be paid therefor;

                  5. The legality of the declaration or payment of any dividend or other distribution of the Trust; and

                  6. The legality of any borrowing for temporary or emergency administrative purposes.

         (c) NO LIABILITY UNTIL RECEIPT. The Custodian shall not be liable for, or considered to be the Custodian of, any money, whether or not represented by any check, draft, or other instrument for the payment of money, received by it on behalf of the Trust until the Custodian actually receives and collects such money directly or by the final crediting of the account representing the Trust's interest in the Book-Entry System or the Depository. The Custodian shall exercise diligence appropriate to first class mutual fund custodians in pursuing payment on any such instrument, or any dividend, interest or other receivable of the Trust.

         (d) AMOUNTS DUE FROM TRANSFER AGENT. The Custodian shall not be under any duty or obligation to take action to effect collection of any amount due to the Trust from the Transfer Agent nor to take any action to effect payment or distribution by the Transfer Agent of any amount paid by the Custodian to the Transfer Agent in accordance with this Agreement.

         (e) COLLECTION WHERE PAYMENT REFUSED. The Custodian shall not be under any duty or obligation to take action to effect collection of any amount, if the Securities upon which such amount is payable are in default, or if payment is refused after due demand or presentation, unless and until (a) it shall be directed to take such action by a Certificate and (b) it shall be assured to its satisfaction of reimbursement of its costs and expenses in connection with any such action.

         (f) APPOINTMENT OF AGENTS AND SUB-CUSTODIANS. The Custodian may appointment one or more banking institutions, including but not limited to banking or other qualified institutions located in foreign countries, to act as Depository or Depositories or as Sub-Custodian or as Sub-Custodians of Securities and moneys at any time owned by the Trust, upon terms and conditions specified in a Certificate. The Custodian shall use reasonable care in selecting a Depository and/or Sub-Custodian located in a country other than the United States ("Foreign Sub-Custodian"), and shall oversee the maintenance of any Securities or moneys of the Trust by any Foreign Sub-Custodian. Any selection of and form of contract with a Foreign Custodian shall be subject to approval by the Trust that such selection and contract are consistent with the requirement of Rule 17f-5 (and Rule 17f-4, if applicable) under the 1940 Act, and the Custodian shall provide the Trust with such information and recommendations as may be reasonably necessary as a basis for such approval.

         (g) NO DUTY TO ASCERTAIN AUTHORITY. The Custodian shall not be under any duty or obligation to ascertain whether any Securities at any time delivered to or held by it for the Trust are such as may properly be held by the Trust under the provisions of the Declaration of Trust and Prospectus.

         (h) COMPENSATION OF THE CUSTODIANS. The Custodian shall be entitled to receive, and the Trust agrees to pay to the Custodian, such compensation as may be agreed upon from time to time between the Custodian and the Trust. The Custodian may charge against any moneys specifically allocated to the Trust such compensation and any expenses incurred by the Custodian in the performance of its duties pursuant to such agreement. The Custodian shall also be entitled to charge against any money held by it and specifically allocated to the Trust the amount of any loss, damage, liability or expense incurred with respect to the Trust, including counsel fees, for which it shall be entitled to reimbursement under the provisions of this Agreement.

                  The expenses which the Custodian may charge against such account include, but are not limited to, the expenses of Sub-Custodians and foreign branches of the Custodian incurred in settling transactions outside of Boston, Massachusetts or New York City, New York involving the purchase and sale of Securities of the Trust.

         (i) RELIANCE ON CERTIFICATES AND INSTRUCTIONS. The Custodian shall be entitled to rely upon any Certificate, notice or other instrument in writing received by the Custodian and reasonably believed by the Custodian to be genuine and to be signed by the required number of officers of the Trust. The Custodian shall be entitled to rely upon any Written Instructions or Oral Instructions actually received by the Custodian pursuant to the applicable Sections of this Agreement and reasonably believed by the Custodian to be genuine and to be given by an

         Authorized Person. The Trust agrees to forward to the Custodian Written Instructions from an Authorized Person confirming such Oral Instructions in such manner so that such Written Instructions are received by the Custodian, whether by hand delivery, telex or otherwise, by the close of business on the same day that such Oral Instructions are given to the Custodian. The Trust agrees that the fact that such confirming instructions are not received by the Custodian shall in no way affect the validity of the transactions or enforceability of the transactions hereby authorized by the Trust. The Trust agrees that the Custodian shall incur no liability to the Trust in acting upon Oral Instructions given to the Custodian hereunder concerning such transactions provided such instructions reasonably appear to have been received from a duly Authorized Person.

         (j) INSPECTION OF BOOKS AND RECORDS. The books and records of the Custodian shall be open to inspection and audit at reasonable times by officers and auditors employed by the Trust and by employees of the Securities and Exchange Commission.

                  The Custodian shall provide the Trust with any report obtained by the Custodian on the system of internal accounting control of the Book-Entry System or the Depository and with such reports on its own systems of internal accounting control as the Trust may reasonably request from time to time.

12.      TERM AND TERMINATION.
         ---------------------

         (a) This Agreement shall become effective on the date first set forth above and shall continue in effect thereafter from year to year unless terminated pursuant to Section 12(b) of this Agreement.

         (b) Either of the parties hereto may terminate this Agreement by giving to the other party a notice in writing specifying the date of such termination, which shall be not less than 120 days after the date of receipt of such notice. In the event such notice is given by the Trust, it shall be accompanied by a certified resolution of the Board of Trustees of the Trust, electing to terminate this Agreement and designating a successor custodian or custodians, which shall be a person qualified to so act under the 1940 Act or undertaking to make such designation at least 30 days prior to the termination date. In the event such notice is given by the Custodian, the Trust shall, on or before the termination date, deliver to the Custodian a certified resolution of the Board of Trustees of the Trust, designating a successor custodian or custodians. In the absence of such designation by the Trust, the Custodian may designate a successor custodian, which shall be a person qualified to so act under the 1940 Act. If the Trust fails to designate a successor custodian, the Trust shall upon the date specified in the notice of termination of this Agreement and upon the delivery by the Custodian of all Securities (other than Securities held in the Book-Entry Systems which cannot be delivered to the Trust) and moneys then owned by the Trust, be deemed to be its own custodian and the Custodian shall thereby be relieved of all duties and responsibilities pursuant to this Agreement, other than the duty with respect to Securities held in the Book-Entry System which cannot be delivered the Trust.

         (c) Upon the date set forth in such notice under paragraph (b) of this
         Section 12, this Agreement shall terminate to the extent specified in such notice, and the Custodian shall upon receipt of a notice of acceptance by the successor custodian on that date deliver directly to the successor custodian all Securities and moneys then held by the Custodian and specifically allocated to the Trust, after deducting all fees, expenses and other amounts for the payment or reimbursement of which it shall then be entitled with -respect to the Trust and otherwise cooperate in the transfer of its duties and responsibilities hereunder.

13.      MISCELLANEOUS.
         --------------

         (a) Annexed hereto as Appendix A is a certification signed by the Secretary of the Trust setting forth the names and the signatures of the present Authorized Persons. The Trust agrees to furnish to the Custodian a new certification in similar form in the event that any such present Authorized Person ceases to be such an Authorized Person or in the event that other or additional Authorized Persons are elected or appointed. Until such new certification shall be received, the Custodian shall be fully protected in acting under the provisions of this Agreement upon Oral Instructions or signatures of the present Authorized Persons as set forth in the last delivered certification.

         (b) Annexed hereto as Appendix B is a certification signed by the Secretary of the Trust setting forth the names and the signatures of the present officers of the Trust. The Trust agrees to furnish to the Custodian a new certification in similar form in the event any such present officer ceases to be an officer of the Trust or in the event that other or additional officers are elected or appointed. Until such new certification shall be received, the Custodian shall be fully protected in acting under the provisions of this Agreement upon the signatures of the officers as set forth in the last delivered certification.

         (c) The Custodian shall provide the Trust and/or its investment manager such reports on securities and cash positions, transaction fails, aging of receivables and other relevant data as the Trust or investment manager may reasonably require and shall reconcile any differences with the records of such pricing and bookkeeping agent. The Custodian will also timely provide the Trust's pricing and bookkeeping agent with such information in the Custodian's possession as the pricing and bookkeeping agent may reasonably require.

         (d) Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Custodian, shall be sufficiently given if addressed to the Custodian and mailed or delivered to it at its offices at One Boston Place, Boston, Massachusetts 02108 Attn: Mert Thompson, or at such other place as the Custodian may from time to time designate in writing.

         (e) Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Trust, shall be sufficiently given if addressed to the Trust and mailed or delivered to it at its offices at 1190 Saratoga Avenue, Suite 200, San Jose, California 95129 Attn:
         __________ or at such other place as the Trust may from time to time designate in writing.

         (f) This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties with the same formality as this Agreement, and as may be permitted or required by the 1940 Act.

         (g) This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Trust without the written consent of the Custodian, or by the Custodian without the written consent of the Trust authorized or approved by a resolution of the Board of Trustees of the Trust, and any attempted assignment without such written consent shall be null and void.

         (h) This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts.

         [(i) It is expressly agreed to that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents, or employees of the Trust, personally, but bind only the trust property of the Trust, as provided in the Declaration of Trust of the Trust. The execution and delivery of this Agreement have been authorized by the Trustees of the Trust and signed by an authorized officer of the Trust, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust as provided in its Declaration of Trust.]

         (j) The captions of the Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

         (k) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunder duly authorized as of the day and year first above written.

                              U.S. LARGE STOCK FUND



                              By:_______________________________________
                                           Authorized Officer


                              BOSTON SAFE DEPOSIT AND TRUST COMPANY



                              By:_______________________________________
                                           Authorized Officer

                                   APPENDIX A
                                   ----------


         I, ________________, Secretary of U.S. Large Stock Fund, a Delaware business trust (the "Trust"), do hereby certify that:

         The following individuals have been duly authorized as Authorized Persons to give Oral Instructions and Written Instructions on behalf of the Trust and the signatures set forth opposite their respective names are their true and correct signatures:


           NAME                                    SIGNATURE
           ----                                    ---------


------------------------------          -----------------------------

------------------------------          -----------------------------

------------------------------          -----------------------------

------------------------------          -----------------------------

------------------------------          -----------------------------

------------------------------          -----------------------------

------------------------------          -----------------------------

------------------------------          -----------------------------

                                        ______________, Secretary

                                   APPENDIX B
                                   ----------


         I, ________________, Secretary of U.S. Large Stock Fund, a Delaware business trust (the "Trust"), do hereby certify that:

         The following individuals serve in the following positions with the Trust and each individual has been duly elected or appointed by the Board of Trustees of the Trust to each such position and qualified therefor in conformity with the Trust's Declaration of Trust and the signatures set forth opposite their respective names are their true and correct signatures:


         NAME                 POSITION                SIGNATURE
         ----                 --------                ---------


--------------------     --------------------     ------------------

--------------------     --------------------     ------------------

--------------------     --------------------     ------------------

--------------------     --------------------     ------------------

--------------------     --------------------     ------------------

--------------------     --------------------     ------------------

--------------------     --------------------     -----------------

                                            _______________, Secretary

                                   APPENDIX C
                                   ----------


         The following individuals are authorized by Boston Safe Deposit and
Trust company to have access to the assets of       U.S. Large Stock Fund:


                           Edward H. Cleary
                           Karen D. DeVitto
                           Peter DiCerbo
                           Carolyn F. Kress
                           Russell G. McAdams
                           Gregg E. Pendergast
                           Geraldine E. Ryan
                           Virginia Shea
                           S. Elizabeth Tindley
                           Cynthia E. Toomey

                                CUSTODY AGREEMENT
                                -----------------

                                  FEE SCHEDULE
                                  ------------

                                   SCHEDULE A
                                   ----------


                  U.S. Large Stock Fund (the "Trust") agrees to pay to Boston Safe Deposit and Trust Company the following fees. Such fees to be calculated on the daily net assets of the Trust.

I.       DOMESTIC SAFEKEEPING FEE:
         -------------------------

         COMBINED ASSETS                                  ANNUAL FEE RATE
         ---------------                                  ---------------

         First $50 million                                    .002
         Next $100 million                                    .000175
         Next $100 million                                    .000150
         Excess                                               .000100

II.      TRANSACTION CHARGES
         -------------------

         Fee per non-depository                               $17.00
                eligible securities
         Fee per depository                                   $10.00
                eligible securities
         Fee per mortgage-backed                              $10.00
                securities paydown
         Fee per option and futures                           $17.00
         Fee per foreign transaction                          $27.00
         Fee per issue per annum                              $12.00
         Fee per short term security held                     $5.00
                in the account for two
                months or longer

III.     CREDIT INCOME
         -------------

         Income Collection on Equities and Bonds Interest Income will be credited in good funds on payable date plus one.

         GNMAE will be credited in good funds on the fourth (4th) business day after payable date. First month principle and interest payment into a new pool will be credited on a when collected basis.

         Variable Rate Bond Income will be credited upon receipt of good funds.

IV.      SPECIAL SERVICES
         ----------------

         Fee for activities of a non recurring nature such as portfolio consolidation or reorganization, extraordinary shipments and the preparation of special reports will be subject to negotiation.

                                CUSTODY AGREEMENT
                                -----------------

                             OUT-OF-POCKET EXPENSES
                             ----------------------

                                   SCHEDULE B
                                   ----------



         Reimbursable out-of-pocket expenses will be added to each monthly invoice and will include, but is not limited to, such customary items as telephone, wire charges ($5.50 per wire) postage, insurance, pricing services, courier services and duplicating charges.

                       SUPPLEMENT NO. 1 TO THE CUSTODY AND
                         ACCOUNTING SERVICES AGREEMENTS


         Pursuant to Sections l.(h), 3.(b) and 13.(f) of the CUSTODY AGREEMENT dated as of March 20, 1989 between WEISS, PECK & GREER FUNDS TRUST (the "Trust") and BOSTON SAFE DEPOSIT AND TRUST COMPANY (the "Custodian"), and pursuant to
Section 1 of the ACCOUNTING SERVICES AGREEMENT dated as of March 20, 1989 between the Trust and THE BOSTON COMPANY ADVISORS, INC. ("Boston Advisors") (each of the Custody Agreement and the Accounting Services Agreement referred to herein as the "Agreement"), the Trust hereby supplements each Agreement as follows:

         1. The parties to each Agreement hereby agree that the WPG Quantitative Equity Fund (the "Portfolio"), a new portfolio series of the Trust, created and designated in accordance with the Trust's Declaration of Trust, shall be considered a "Portfolio" or "Fund" as defined under the terms of the respective Agreements as of the date and year indicated below; and

         2. With respect to the services rendered by Boston Advisors and the Custodian to the Portfolio pursuant to the relative Agreement, the compensation paid by the Trust for such services shall be as follows:

                                CUSTODY SERVICES
                                ----------------

I.       DOMESTIC SAFEKEEPING FEE:

         COMBINED ASSETS                                 ANNUAL FEE RATE
         ---------------                                 ---------------

         First $50 million                                    .002
         Next $100 million                                    .000175
         Next $100 million                                    .000150
         Excess                                               .000100

         The foregoing fees shall be calculated on the daily net assets of the combined Portfolios.


II.      TRANSACTION CHARGES
---      -------------------

         Fee per non-depository                               $17.00
                eligible securities
         Fee per depository                                   $10.00
                eligible securities

         Fee per mortgage-backed                              $10.00
                securities paydown
         Fee per option and futures                           $17.00
         Fee per foreign transaction                          $27.00
         Fee per issue per annum                              $12.00
         Fee per short term security held                      $5.00
                in the account for two months
                or longer

III.     CREDIT INCOME
         -------------

         Income Collection on Equities and Bonds Interest Income will be credited in good funds on payable date plus one.

         GNMAE will be credited in good funds on the fourth (4th) business day after payable date. First month principle and interest payment into a new pool will be credited on a when collected basis.

         Variable Rate Bond Income will be credited upon receipt of good funds.

IV.      SPECIAL SERVICES
         ----------------

         Fee for activities of a non recurring nature such as portfolio consolidation or reorganization, extraordinary shipments and the preparation of special reports will be subject to negotiation.

V.       OUT-OF-POCKET EXPENSES
         ----------------------

         Reimbursable out-of-pocket expenses will be added to each monthly invoice and will include, but not be limited to, such customary items as telephone, wire charges ($5.50 per wire) postage, insurance, pricing services, courier services and duplicating charges.


                            FUND ACCOUNTING SERVICES
                            ------------------------

I.       CHARGES
         -------

Year one or less than $50 million of      .02% of the value of Portfolio's total
net assets                                net assets
Year two or at such time when aggregate   .03% of the value of the Portfolio's
net assets equal or exceed $50 million    total net assets
during year one

Year three and thereafter or at such     .04% of the value of the Portfolio's
time when aggregate net assets           total net assets
exceed $100 million during years
one or two

         In each case, a year shall be calculated beginning with the commencement of the Portfolio's operations.

II.      OUT-OF-POCKET EXPENSES
         ----------------------

         All reasonable out-of-pocket expenses to include, but not be limited to, such items as telephone, wire charges, courier services, etc.

III.     MINIMUM FEE
         -----------

Year one or less than $50 million           No minimum fee
of net assets                               $1,000 per month
Year two or at such time when
aggregate net assets equal or exceed
$50 million during year one
Year three and thereafter or at such         $1,000 per month
time when aggregate net assets exceed
$100 million during years one or two


         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed and delivered by their duly authorized officers as of the date and year indicated below.

THE BOSTON COMPANY ADVISORS,                BOSTON SAFE DEPOSIT
INC.                                           AND TRUST COMPANY


By:__________________________________       By:_________________________________

Title:________________________________      Title:______________________________


WEISS PECK & GREER FUNDS TRUST


By:________________________________

Title:______________________________

Dated:  _______________, 1993